EXHIBIT 4.4


               ATTUNITY LTD. - THE 2003 ISRAELI SHARE OPTION PLAN


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                                  ATTUNITY LTD.



                       THE 2003 ISRAELI SHARE OPTION PLAN

                            (as amended through 2004)


   (*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)










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                                TABLE OF CONTENTS

1. PURPOSE OF THE ISOP........................................................3

2. DEFINITIONS................................................................3

3. ADMINISTRATION OF THE ISOP.................................................6

4. DESIGNATION OF PARTICIPANTS................................................7

5. DESIGNATION OF OPTIONS PURSUANT TO SECTION 102 ............................7

6. TRUSTEE....................................................................9

7. SHARES RESERVED FOR THE ISOP...............................................9

8. PURCHASE PRICE............................................................10

9. ADJUSTMENTS...............................................................10

10. TERM AND EXERCISE OF OPTIONS.............................................12

11. VESTING OF OPTIONS.......................................................13

12. PURCHASE FOR INVESTMENT..................................................13

13. DIVIDENDS................................................................14

14. RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS........................14

15. EFFECTIVE DATE AND DURATION OF THE ISOP..................................14

16. AMENDMENTS OR TERMINATION................................................14

17. GOVERNMENT REGULATIONS...................................................15

18. CONTINUANCE OF EMPLOYMENT................................................15

19. GOVERNING LAW & JURISDICTION.............................................15

20. TAX CONSEQUENCES.........................................................15

21. NON-EXCLUSIVITY OF THE ISOP..............................................15

22. MULTIPLE AGREEMENTS......................................................16

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     This plan,  as amended from time to time,  shall be known as Attunity  Ltd.
     2003 Israeli Share Option Plan (the "ISOP").


1.   PURPOSE OF THE ISOP

     The ISOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP.

2.   DEFINITIONS

     For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

     2.1  "Affiliate"  means any  "employing  company"  within  the  meaning  of
          Section 102(a) of the Ordinance.

     2.2 "Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

     2.3  "Board" means the Board of Directors of the Company.

     2.4  "Capital Gain Option (CGO)" as defined in Section 5.4 below.

     2.5 "Cause" means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee's direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed time to cure;
          (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

          In order to remove doubt, it is hereby clarified that in any event of conflict between the definition of the term "Cause" in this ISOP and the definition of the term "Cause" in certain employment agreement, the definition in this ISOP shall prevail in connection with the Option, with the Option Agreement and with this ISOP.

     2.6  "Chairman" means the chairman of the Committee.

     2.7 "Code" means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

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     2.8  "Committee" means a share option compensation  committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board. The Committee shall consist of directors who are "outside directors" as defined in
          Section 162(m) of the Code and "Non-Employee Directors" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934.

     2.9  "Company" means Attunity Ltd., an Israeli company.

     2.10 "Companies Law" means the Israeli Companies Law 5759-1999, as now in effect or as hereafter amended.

     2.11 "Controlling  Shareholder"  shall have the  meaning  ascribed to it in
          Section 32(9) of the Ordinance.

     2.12 "Date of Grant" means, the date of grant of an Option, as determined by the Board or authorized Committee and set forth in the Optionee's Option Agreement.

     2.13 Employee" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

     2.14 "Expiration date" means the date upon which an Option shall expire, as set forth in Section 10.2 of the ISOP.

     2.15 "Fair Market Value" means as of any date, the value of a Share determined as follows:

          (i) If the Shares are listed on any established stock exchange or a national market system , including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

          Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

          (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

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          (iii) In the absence of an established market for the Shares, the Fair
          Market Value thereof shall be determined in good faith by the Board.

     2.16 "ISOP" means this 2003 Israeli Share Option Plan, as may be amended from time to time.

     2.17 "ITA" means the Israeli Tax Authorities.

     2.18 "Non-Employee"   means  a  consultant,   adviser,   service  provider,
          Controlling Shareholder or any other person who is not an Employee.

     2.19 "Ordinary Income Option (OIO)" as defined in Section 5.5 below.

     2.20 "Option" means an option to purchase one or more Shares of the Company pursuant to the ISOP.

     2.21 "102 Option" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

     2.22 "3(i) Option" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

     2.23 "Optionee" means a person who receives or holds an Option under the ISOP.

     2.24 "Option Agreement" means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

     2.25 "Ordinance" means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended and regulations promulgated thereunder.

     2.26 "Purchase Price" means the price for each Share subject to an Option.

     2.27 "Section 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

     2.28 "Share" means the ordinary shares, NIS 0.1 par value each, of the Company. 2.29 "Successor Company" means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

     2.30 "Transaction" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company not covered by paragraph (1) above.

     2.31 "Trustee" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

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     2.32 "Unapproved  102 Option" means an Option  granted  pursuant to Section
          102(c) of the Ordinance and not held in trust by a Trustee for the benefit of the Optionee.

     2.33 "Vested Option" means any Option, which has already been vested according to the Vesting Dates.


     2.34 "Vesting Dates" means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 11 of the ISOP.

3.   ADMINISTRATION OF THE ISOP

     3.1 The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Company's Articles of Association. Notwithstanding the above, the Board shall automatically have residual authority: (i) if no Committee shall be constituted or; (ii) if such Committee shall cease to operate for any reason or; (iii) with respect to the rights not delegated by the Board to the Committee.

     3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.3 The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option; and (v) designate the type of Options.

          The Committee shall have full power and authority to :(i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the ISOP; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the Purchase Price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the ISOP; and (vi) make all other determinations deemed necessary or advisable for the administration of the ISOP.

     3.4 Notwithstanding the above, the Committee shall not be entitled to grant Options to the Optionees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law.

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     3.5  The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISOP.

     3.6 Subject to the Company's Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that, subject to the provisions of the Companies Law, no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's Articles of Association, as the same may be in effect from time to time.

     3.7 The interpretation and construction by the Board or the Committee of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

     3.8 Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.   DESIGNATION OF PARTICIPANTS

     4.1 The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and
          (iii) Controlling Shareholders may only be granted 3(i) Options.

     4.2 The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

     4.3 Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.   DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

     5.1  The Company may  designate  Options  granted to Employees  pursuant to
          Section 102 as Unapproved 102 Options or Approved 102 Options.

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     5.2  The  grant of  Approved  102  Options  shall be made  under  this ISOP adopted by the Board as described in Section 15 below, and shall be conditioned upon the approval of this ISOP by the ITA as required by
          Section 102.

     5.3 Subject to the provisions of Section 5.6 below, Approved 102 Option may either be classified as Capital Gain Option ("CGO") or Ordinary Income Option ("OIO").

     5.4 Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

     5.5 Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

     5.6 The Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

     5.7 All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

     5.8 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

     5.9 With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of
          Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

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6.   TRUSTEE

     6.1 Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

     6.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

     6.3  With respect to any Approved 102 Option,  subject to the provisions of
          Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

     6.4 Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

7.   SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

     7.1 The total number of Shares that may be subject to Options granted under the ISOP and the Attunity Ltd Year 2001 Stock Option Plan (as amended, 2004) (the "2001 Plan" and together with the ISOP, the "Plans") shall not exceed (following a roll-over of an aggregate of [838,396] Shares from the Company's 1994 and 1998 plans) [4,038,396]
          Shares, subject to adjustment as set forth in Section 9 below. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company's other share option plans.

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     7.2  Each Option  granted  pursuant to the ISOP,  shall be  evidenced  by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Purchase Price per share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISOP. Unless otherwise explicitly expressed in the Option Agreement or in this Plan, in any event of conflict between the provisions of this ISOP and the provisions of the Option Agreement, the provisions of this Option Agreement shall prevail.

8.   PURCHASE  PRICE

     8.1 The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

     8.2 The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

     8.3 The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9.   ADJUSTMENTS

     Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

     9.1 In the event of Transaction, the unexercised Options then outstanding under the ISOP shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of Ordinary Shares of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.

     9.2 Notwithstanding the above and subject to any applicable law, the Board or the Committee shall have full power and authority to determine that in certain Option Agreements there shall be a clause instructing that, if in any such Transaction as described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to

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          assume or  substitute  for the Options,  either (i) the Vesting  Dates shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction and any Options not exercised by ten (10) days prior to the effective date of the Transaction shall be null and void and no consideration whatsoever shall be paid to the Optionees in connection with such Options, or
          (ii) all unexercised Options shall expire as of the date of the Transaction.

     9.3 For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of Ordinary Shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

     9.4 If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

     9.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10.  TERM AND EXERCISE OF OPTIONS

     10.1 Options shall be exercised by the Optionee by giving written notice to the Company and/or to

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          any third party designated by the Company (the  "Representative"),  in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of
          Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     10.2 Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below.

     10.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     10.4 Subject to the provisions of section 10.5 below, in the event of termination of Optionee's employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee's Option shall not vest and shall not become exercisable.

     10.5 Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee's Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

          (i) termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or-

          (ii) termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or -

          (iii)prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

          For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

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     10.6 To avoid  doubt,  the  Optionees  shall not have any of the  rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ISOP.

     10.7 Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

     10.8 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.  VESTING OF OPTIONS

     11.1 Subject to the provisions of the ISOP, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, subject to the provisions of Section 10.5 above, no Option shall be exercisable after the Expiration Date.

     11.2 An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.  PURCHASE FOR INVESTMENT

     The Company's obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon: (a) the Company's completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

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13.  DIVIDENDS

     With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

14.  RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

     14.1 No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

          Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

     14.2 As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.  EFFECTIVE DATE AND DURATION OF THE ISOP

     The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

16.  AMENDMENTS OR TERMINATION

     The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

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17.  GOVERNMENT REGULATIONS

     The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

18.  CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

     Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

19.  GOVERNING LAW & JURISDICTION

     The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

20.  TAX CONSEQUENCES

     20.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     20.2 The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.  NON-EXCLUSIVITY OF THE ISOP

     The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

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For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22.  MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.




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